EXHIBIT 99.1

Vision-Sciences, Inc. Acquires the Assets of BEST Dysphagia Management Services, Inc.

ORANGEBURG, N.Y., Oct. 2, 2007 (PRIME NEWSWIRE) -- Vision-Sciences, Inc., (Nasdaq:VSCI) ("Vision-Sciences" or the "Company"), announced today that it has purchased the assets of BEST Dysphagia Management Services, Inc, a Florida-based speech pathology company which specializes in providing the Bedside Endoscopic Swallowing Test to nursing homes, rehabilitation centers and assisted living settings. Vision-Sciences purchased the assets via its new wholly-owned subsidiary BEST DMS, Inc., and will continue to operate the business under the direction of Ms. Carol Ghiglieri-Winchester, MS, SLP, CCC, President and Founder of BEST Dysphagia Management Services, Inc.

"We are delighted to have Carol and her team join the Vision-Sciences team" stated Ron Hadani, CEO of Vision-Sciences. "BEST DMS will allow us access to new markets, including the geriatric market, nursing homes and rehabilitation centers. Our new superior digital videoscopes with their light-weight, portable control unit with its integrated display, coupled with our EndoSheath(r) products, are uniquely suited to the high-quality imaging and portability requirements of the markets targeted by BEST DMS. We are confident that our scopes and EndoSheath(r) technology will become the new standard and leading diagnostic tool for patients suffering from swallowing disorders, or dysphagia. We also expect that BEST DMS will contribute to our future revenue growth, as it expands its operations throughout the U.S."

Carol Winchester, President of BEST DMS, added: "Joining Vision-Sciences with its superior videoscopes and its EndoSheath(r) technology will allow us to perform more procedures per day, and expand our business to more states, where our current client-base operates additional assisted-living and nursing home facilities. The geriatric population, for which our service is most valuable, is predicted to double in the next 15 years and BEST DMS is positioning itself to grow with Vision-Sciences through this acquisition. This growth will allow us to service the increasing needs and improve diagnostic capabilities, the comfort of care and quality of life for a significant number of patients today as well as in the years ahead."

About BEST DMS, Inc.

BEST DMS, Inc. is a Speech-Language Pathology service company, specializing in providing diagnostic consultations for patients suffering from the effects of dysphagia, including aspiration, weight loss, respiratory complications, dehydration and nutritional compromise. The predecessor BEST Dysphagia Management Services Inc. started in 1992, and it presently provides services in 11 states. The Bedside Endoscopic Swallowing Test is a consultation service that includes a thorough evaluation of the swallowing process, including endoscopic evaluation of swallowing. With a protocol developed specifically for the geriatric population, the BEST test predicts the risk of suffering from the effects of dysphagia and develops a dysphagia management plan to reduce that risk, with recommendations specific to the setting in which the patient resides. As providers of on-site portable diagnostics, on-site report generation and full color endoscopic views, patient and caregiver education is a valuable part of the BEST process. Envisioning a system that allows the elderly population to receive their diagnostic swallowing evaluations in the comfort of familiar surroundings, Ms. Winchester has focused her service protocols on keeping this population from the repeated hospitalizations that often accompany dysphagia complications.

About Vision-Sciences, Inc.

Vision-Sciences, Inc. (Nasdaq:VSCI) develops, manufactures and markets unique flexible endoscopic products for the urology, gastroenterology and the ENT markets, utilizing the proprietary sterile disposable EndoSheath(r) Technology. This technology provides quick and efficient equipment turnover, and ensures the patient a contaminant-free endoscope insertion.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Vision-Sciences or its management "believes," "expects," "allows", "anticipates," or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Other risk factors are detailed in our most recent annual report and other filings with the SEC.

CONTACT:  Vision-Sciences, Inc.
          Yoav M. Cohen, CFO
          845-365-0600